Exhibit 99.1

TRANSCRIPT

May. 01. 2007 / 5:00PM ET, Q1 2007 Watts Water Technologies Earnings Conference Call

Operator

Good day, ladies and gentlemen, and welcome to the Q1, 2007 Watts Water Technologies earnings conference call. My name is Andwan and I will be your operator for today. At this time all participants are in listen only mode. We will conduct a question-and-answer session toward the end of the conference. (OPERATOR INSTRUCTIONS) I would now like to turn the call over to Mr. Kenneth Lepage Assistant General Counsel. Please proceed, sir.

Kenneth Lepage — Watts Water Technologies - Assistant General Counsel

Thank you. Before Pat and Bill begin their presentation I want to inform you that various remarks they may make about the Company’s future expectations, plans, and prospects constitute forward-looking statements for the purposes of safe-harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including those discussed under the heading, “Risk Factors” in our annual report on Form 10K for the year ended December 31, 2006, filed with the SEC, and other reports we may file from time to time with the SEC. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update forward-looking statements at some point in the future we specifically disclaim any obligation to do so and therefore you should not rely on these forward-looking statements as representing our views as of any date other than today. I will now turn the presentation over to Pat and Bill.

Pat O’Keefe — Watts Water Technologies - CEO

Thank you Ken. As normal, what we will do is I will make some opening comments. Then I will turn the call over to Bill McCartney, who will walk you through an analysis of the numbers for the quarter. And following Bill’s presentation we will open the lines and answer any and all questions you might have.

But let me start by saying sales for the quarter were $346.1 million, an increase of 26% compared to the first quarter of the prior year. Now, when you look at the sales increase it was achieved through really solid internal growth, contributions from acquired Company and favorable foreign exchange. We saw double-digit sales increase achieved in all three geographical regions North America, Europe, and China. If you look at the net income number, you will see the net income came in at $20 million or $0.51 per share compared with net income of $15 million or $0.46 per share in the prior year. Operating income for 2007 increased to 14% compared to the prior year. However, operating margins for the first quarter decreased by 80 basis points from the prior year.

As we previously discussed and had anticipated this decrease in operating margin is primarily due to a decline in gross margins caused by increasing raw material costs. This was more significant in North America segment. The primary culprit in terms of raw material costs for us are copper based alloys, and stainless steel. But we also saw increases in other items like zinc and plastic resins. To mitigate the impact of these rising raw material costs we implemented selective price increases in North America effective February 26th. And we anticipate further North American price adjustments during the second quarter.

We continue to — the last thing I want to say is we continue to experience softness in the North American residential market, which was offset by continuing improvement in the North American commercial market.

With those opening comments I will now turn it over to Bill who will walk you through financial analysis of the quarter. Bill?

Bill McCartney  — Watts Water Technologies - CFO

Okay, thanks Pat. What I would like to do is give a high-level overview of the numbers and I will dive into the segments after that. Total revenue with $346 million was an increase of 26%, composed of three main factors; internal growth of $35.4 million, which is 12.9%, favorable foreign exchange of $7.9 million, which is 2.9% and then acquisitions of $27.8 million, which is 10.1%. So, that totals $71.1 or 25.9%.

On the earnings per share side $0.51 this quarter versus $0.46, Q1, 2006. Inside of those numbers, we have $0.04 of dilution, which is a result of our stock offering we did in November, ‘06. And then we also have $0.05 favorable adjustment that went to the tax line, which we will talk about in a moment. So, $0.04 dilution and $0.05 on tax.

On the North American segments. Sales were up 11% closed at $218 million for the quarter. The three factors here; one, internal growth $20 million, which is 10.3%; a slight unfavorable foreign exchange, which is $100,000 unfavorable and a tenth of a point unfavorable; and then acquisitions was small in North American segment this quarter, $1.6 million or eight-tenths of a point. That totals $21.7 million or 11% in total.

Inside of North America, looking at the retail segments or retail market. First, we have $47.2 million of revenues in the quarter, which is an increase of $1 million or 2%. Now, what’s happening inside of retail is basically we had some — we saw the softness here as a result of the residential markets slowing down. And that softness was offset by some new product rollouts as well as some price increases. We’re rolling out our Sea Tech quick-connect fittings both at [Maynards] and Lowes and some of our under-floor radiant heating products at Lowes as well.

At the retail market is 90%-plus residential business, so this is where we see the slowdown is very evident here where there is a increase of 2%. On the wholesale side, 169, almost $170 million of revenue; that’s an increase of $19 million or 12.8%. And that’s without acquisitions. With the acquisitions, slightly more, $171.1 million, which is an increase of $20.8 million or 13.8% and that’s the acquisition of Calflex that we did in the middle of last year.

Basically, what we are seeing on the wholesale side is consistent with what we have discussed with you in the past that the commercial side seems to be pretty strong, the residential side is soft. So, the commercial is offsetting the residential for the most part. And when we look at this change in terms of pricing and units, about 60% of that is driven from pricing, about 40% from units, and the unit increases really tends to be more towards the commercial side.

Few comments on Europe. Europe, we closed out the quarter at $115.6 million; that’s an increase of $43.3 million or 60%. The three factors that we measure here — internal growth, $12.9 million; that’s 17.8%. Foreign exchange with the euro versus the dollar, $7.7 million; 10.7%. And acquisitions of $22.7 million or 31%. So, that totals $43 million or 60%.

And in terms of the, what’s happening in the business here, it’s very consistent with what we’ve discussed with you in the past. We continue to see strong performance relative to alternative energy, the solar and geothermal product lines and we see nice expansion into Eastern Europe as well.

On the acquisitions side we have ATF, Black Teknigas, and KimSafe acquisitions that we completed last year for the $22.7 million.

Looking at China, $12.2 million in the quarter versus $6.1 last year, so an increase of 100%. Factors in China are organic growth of — internal growth, $2.3 million, which is 38%; small foreign exchange of $300,000, which is 4.9%; and then acquisitions of $3.5 million, which is 57% of the increase.

The acquisition of Changsha Valve Works, we completed that last May. Changsha manufactures the large butterfly valves for the Chinese infrastructure market. On the organic side, we are seeing increased sales into the Chinese market as well as increased exports out of China, predominantly into the European plumbing market.

The gross margins, 33.1% this year versus 34.9% last year. There’s really very little impact here from acquisitions in terms of impacting the mix here, so this is really an operating issue. And as Pat mentioned in his opening remarks, the bulk of the issue here really is the North American gross margin and — which declined from 35.1 to 32.9%. And that is entirely due to increased raw material costs, particularly copper and stainless steel.

In Europe, the gross margin declined by 1.3 points to — closed at 31.8%. We see some pricing issues here in Europe, not to the extent that we did in the U.S. and we have a little bit of scrap and efficiency at one of our factories, which we discussed with you last quarter. We’re continuing to work on that. In China, the margin is up 3.6 points to 18.6 and this is really the result of improved manufacturing efficiencies as well as the impact of including the gross margin of Changsha in our Chinese numbers.

Looking at the SG&A we were able to leverage that a little bit, dropped to 24.3%, so we leveraged about 80 basis points on the SG&A. The increase was $15 million in total or 21%. The $15 million is comprised of a internal increase of $7 million, foreign exchange of $1.5, and then acquisitions of $6.4 and that gives you your $15 million.

So, operating earnings, as Pat mentioned, closed at 8.8%, which is a decline of about 80 basis points. That’s the decline in the margin offset by some leverage on the SG&A.

The tax rate in the quarter dropped from 34.6 last year to 26.4 this year. The main item here really is we were able to receive a refund of some Italian taxes due to a change that occurred during Q1 in the Italian tax law, and that’s about $1.9 million. And we also had a little bit of favorable mix relative to the Chinese performance and we are on some tax holidays in China. So, it’s really the combination of the Italian refund as well as the mix in China.

And then the net income, $20 million, that’s an increase of 33% versus last year. And I think with that we can open it up for some questions.

Q U E S T I ON  A N D  A N S W E R

Operator

(OPERATOR INSTRUCTIONS) The first question comes from the line of Curt Woodworth with J.P. Morgan. Please proceed.

Curt Woodworth  — J.P. Morgan - Analyst

Yes, hi, good afternoon.

Bill McCartney  — Watts Water Technologies - CFO

Hi, Curt.

Pat O’Keefe  — Watts Water Technologies - CEO

Hi, Curt.

Curt Woodworth  — J.P. Morgan - Analyst

In terms of the pricing strategy going forward, you commented that you came out with a Feb. 26, increase and you’re going to make further increases in 2Q. I guess the first question is did you have success with that first price increase. And given we are corporate now, can you help us think about the timeline in terms of what additional increases do you need and when do you think you can get back to more of a parity situation in the sort of — given the current state of copper.

Pat O’Keefe  — Watts Water Technologies - CEO

Yes, the — first of all, the price increase that was already affected was late in the month of February. So, we really didn’t see much in terms of impact on the first quarter from that price increase. It was a selective price increase. We look now at the second quarter particularly on products that are primarily based on stainless steel and on copper-based alloys, bronze ingots, pre cutting brass et cetera that we anticipate we will take additional action. However, you won’t see the impact of those additional price increases until into second quarter, okay? So, I don’t anticipate that you’ll have a significant impact here on the second quarter. You actually fall under the third quarter rather. So, now I think if you look at the — if you look at where we are at, we need additional price increases to cover the current cost of copper. Did that help you, Curt?

Curt Woodworth  — J.P. Morgan - Analyst

Yes. So, given the run-up and the timing with the price increases and the FIFO inventory valuation, would it be a fair assumption to think that margins would again be down year-on-year in 2Q as best you could — you can tell?

Bill McCartney  — Watts Water Technologies - CFO

Yes, I think the second quarter is going to be a similar quarter to the first in terms of difficulty in achieving year-over-year comparison to growth margins in the North American segment.

Curt Woodworth  — J.P. Morgan - Analyst

Okay. And in terms of the SG&A levers that you talked about, which was strong this quarter, that — is that a fair target for the year? Do you think that you can see 70 to 80 basis points of improvement or maybe talk about what your internal goal is there.

Pat O’Keefe  — Watts Water Technologies - CEO

Yes, I think you’re going to see some favorable variances there on a BIPS basis just simply because we’re — we’re controlling our costs better than we have in prior years. So, I would say my best estimate at this point in time, you’ll see something similar again to what we saw in the first quarter.

Curt Woodworth  — J.P. Morgan - Analyst

Okay, and lastly on commercial very strongly this quarter, are you seeing any change in pattern in growth rates there as we move through the quarter? It seems like there’s a lot of varying viewpoints of how the market in terms of commercial construction is doing. It seems like you’re still pretty optimistic on that part of the market.

Bill McCartney  — Watts Water Technologies - CFO

Yes, we — it’s hard for us to tell because it’s getting a little choppy. But I would say that we’re relatively optimistic for the remainder of this year.

Curt Woodworth  — J.P. Morgan - Analyst

Great, thank you very much.

Pat O’Keefe  — Watts Water Technologies - CEO

Thank you.

Operator

Your next question comes from the line of Michael Schneider with Robert W. Baird & Company. Please proceed.

Michael Schneider  — Robert W. Baird & Company - Analyst

Good afternoon, guys.

Bill McCartney  — Watts Water Technologies - CFO

Hey, Michael.

Pat O’Keefe  — Watts Water Technologies - CEO

Hey.

Michael Schneider  — Robert W. Baird & Company - Analyst

Just to continue on with what I expect will be a string of questions on copper. If you went out with late February pricing and Pat you made the comment that will make you hold at least some point in the second half. I’m curious, though, if you look at where the late February copper was, it was still at 280. We’re at 377 today. So, we’re up 33% even from late February, all right. How much yet needs to come or had you put in some type of inflator anticipating a great call on copper being up 33% from then to now?

Pat O’Keefe  — Watts Water Technologies - CEO

No, I think, Michael, we have some tough decisions in front of us in terms of pushing through some aggressive price increases because you have the math correct. But the other side of this is that copper is impacting us and our competitors at the same rate.

Michael Schneider  — Robert W. Baird & Company - Analyst

Right.

Pat O’Keefe  — Watts Water Technologies - CEO

So, we’re anticipating that anybody who’s manufacturing products that compete with us is going to be in a similar situation.

Michael Schneider  — Robert W. Baird & Company - Analyst

And how are the discussions going because other companies in this kind of residential products neighborhood have been trying to put through price increases for one reason or another. And it met with, I guess, renewed resistance because your customers, in effect, are experiencing softer volume, softer demand, excess inventory. How have the discussions changed even just in the last few weeks revolving around these price increases?

Pat O’Keefe  — Watts Water Technologies - CEO

Yes, Michael, if you’d go back when copper softened up earlier in this year, I would say those conversations got extremely difficult. People were essentially balking at the idea that you could push through a price increase. Now, I think everyone recognizes that this is impacting everybody in the industry. It’s not simply Watts; it’s not any of our competition. It’s an industry-wide problem. So, I’m anticipating with all the press and everything else with regard to copper and all the visibility on copper that you’re going to see movement going forward.

Michael Schneider  — Robert W. Baird & Company - Analyst

So, to the extent you can give us some crystal ball help here. Again, knowing that you got to go out with another round of pricing, presumably even more aggressive than you’ve got out there today, where do you cross over? Assuming you get it, given there is probably a 30 to 60-day implementation period, is it really the fourth quarter before we see gross margins flat year-on—year, or is it even later?

Pat O’Keefe  — Watts Water Technologies - CEO

No, it’s third — my anticipation is it’s third quarter.

Michael Schneider  — Robert W. Baird & Company - Analyst

Okay.

Pat O’Keefe  — Watts Water Technologies - CEO

Okay, and if you look at what’s really happening to us, we sort of have a two-quarter delay in terms of what runs through our P&L and because we’re on FIFO.

Michael Schneider  — Robert W. Baird & Company - Analyst

Yes.

Pat O’Keefe  — Watts Water Technologies - CEO

But we anticipate — at this point in time, Michael, I anticipate it’s — you’re going to see the impact of it in the third quarter.

Michael Schneider  — Robert W. Baird & Company - Analyst

Okay, and then could you drill down into Europe for a minute? Internal growth of 18%, the economy is strong but not that strong, and you called lots of OEM work. Could you give us some specific examples of what’s driving that growth? Is it new products, new customers, new markets, any and all of the above?

Pat O’Keefe  — Watts Water Technologies - CEO

Yes, let me talk here a little bit and then, Bill, you can give him some detail. But I think, first of all, we’ve had nice growth in Eastern Europe, which is part of the European package. The second is we’ve had quite a bit of a success with the introduction of new products, primarily based on alternative energy applications, where you have a number of key markets that are being incentivized to install such products. So, we make a lot of control packages and things like that. They go on geothermal heat pumps. They go on solar applications. They go on pellet boilers and things of that nature. One of the positive notes is there are additional countries that are coming online with additional incentives. So, you had — it started in Northern Europe. It’s moving down across Europe in terms of recognizing — I think they’re probably, Michael, five years ahead of us in terms of understanding the necessity to move to alternative energy packages. And I think the way they get there is they subsidize heavily in terms of alternative energy and they tax oil products very heavily. So, it’s sort of an ideal environment.

I also think that what you saw to a certain extent is the economy for example in Germany, you had some pent-up demand because it was so slow over the last couple of years. So, some of that is in fact pent-up demand and I anticipate maybe that the pent-up — the additional demand that we are seeing up and above the GNP rate, we’ll probably see some slowdown in terms of that pent-up demand. But I — overall, quite honestly, at this point in time most of their major economies are doing fine. The only one I’m a little bit concerned about is Italy, which I think has seen a slight slowdown.

Michael Schneider  — Robert W. Baird & Company - Analyst

And then just coming back to North America, you mentioned that retail was up 2% primarily due to price. Do you have a guesstimate as to what the units were actually down in North American retail?

Bill McCartney  — Watts Water Technologies - CFO

Well Mike, I mean, it’s difficult to just say units are down because the economy — I mean, we had some lost — or decreased sales if you will offset by new product introductions. We’re trying to manage the mix there more effectively, letting some low-margins stuff go. So, it’s a combination of a lot of things happening there. I don’t think we can say that the decline on the residential slowdown caused X%. There is a lot of numbers going on inside that market if you will.

Michael Schneider  — Robert W. Baird & Company - Analyst

Okay, and in fact on this idea of pruning some of the lower-margin business. We had talked I think really in the second quarter of last year about the potential of you guys walking away from some business just based on pricing negotiations. Did you and have you walked away from anything or is that process still —?

Bill McCartney  — Watts Water Technologies - CFO

We have — as we like to say, we are managing the mix, so some low-margin business that we feel is unacceptable we have decided not to offer them.

Pat O’Keefe  — Watts Water Technologies - CEO

Yes, inside of that 2% number, Mike, is some business that we clearly made a conscious decision to walk away from.

Michael Schneider  — Robert W. Baird & Company - Analyst

Okay.

Pat O’Keefe  — Watts Water Technologies - CEO

It’s a little bit weird in terms of how that happens because you make a decision to walk away and then the big retailers come back to you and ask you to support them until they can get another vendor in place. But we’ve been making decisions and we continue to see within those numbers that that decision reflected in that — in a decrease in volume.

Michael Schneider  — Robert W. Baird & Company - Analyst

Okay, thank you again.

Bill McCartney  — Watts Water Technologies - CFO

Okay.

Operator

Your next question comes from the line of Ian Fleischer with Friedman, Billings, Ramsey. Please proceed.

Ian Fleischer  — Friedman, Billings, Ramsey - Analyst

Hi, good afternoon.

Bill McCartney  — Watts Water Technologies - CFO

Hi there.

Ian Fleischer  — Friedman, Billings, Ramsey - Analyst

Hi. Just to go back to copper for a second, do you have a sense as to the average price of copper that ran through your P&L in the first quarter?

Bill McCartney  — Watts Water Technologies - CFO

Yes, I mean, basically what you can do is you can — our inventory finished goods for copper products, we have about a 5- to 6-month delay from the spot — or not delay, a lag if you will. So, that’s consistent, so what’s running gone through cost of goods now is essentially the spot from 5, 6 months ago.

Ian Fleischer  — Friedman, Billings, Ramsey - Analyst

Okay, and going back to the price increases, are you seeing any different degrees of resistance among your different channels?

Pat O’Keefe  — Watts Water Technologies - CEO

Yes, I think if you were to look at the channel of the distribution, I think the retail market is — or has continued to show significant pushback but you’re also seeing it in the other channels as well. Especially, like I said earlier, when copper showed some softening, the resistance went sky high, now has sort of come back to a normalized level.

Ian Fleischer  — Friedman, Billings, Ramsey - Analyst

And that resistance was even in your wholesale distribution?

Pat O’Keefe  — Watts Water Technologies - CEO

Not so much, and I would say in order of pushback — you get most pushbacks in the retail your second year you get it from the OEMs and third you get it from the wholesalers. The wholesalers recognize and follow copper and everything else, so they are a little bit less inclined to pushback and you also have a different size of customer there.

Ian Fleischer  — Friedman, Billings, Ramsey - Analyst

Right. And with respect to price and volume, do you have a sense as to what the — what those two buckets contributed at the consolidated level for sales?

Bill McCartney  — Watts Water Technologies - CFO

On a consolidated basis I think you see that in — and I can give you the, sort of the, three main areas, Ian, if you like, it’s —

Ian Fleischer  — Friedman, Billings, Ramsey - Analyst

Yes, sure.

Bill McCartney  — Watts Water Technologies - CFO

In Europe, its pricing is somewhere between a third to a half of the organic growth. So, we got a 17.8% organic growth. It’s tough to say exactly because you have so many business units and what not. In China, it’s all units. And when you look at North America, the wholesale side, it’s about 60% price, 40% units. And then we talked about retail, which is predominantly price.

Ian Fleischer  — Friedman, Billings, Ramsey - Analyst

Okay. And just one final item, how should we think about tax rate for this year, any change there?

Bill McCartney  — Watts Water Technologies - CFO

Yes, for the year, I mean, a normal tax rate throughout this year should be about 34% roughly. In that situation Italy is really a one-off.

Ian Fleischer  — Friedman, Billings, Ramsey - Analyst

Okay. Great, thanks very much.

Bill McCartney  — Watts Water Technologies - CFO

Thank you.

Operator

Your next question comes from the line of Keith Hughes with Suntrust. Please proceed.

Keith Hughes  — Suntrust - Analyst

Could you give me any kind of update on the acquisition market? Are prices there still elevated due to private equity, or are you seeing that track at all in the last couple of months?

Bill McCartney  — Watts Water Technologies - CFO

I’d say the prices are somewhat elevated at the moment. I think we had a couple of deals that got high visibility that put seller’s expectations up, and I think you’re going to have to wait a couple of months before you see some deals transacted at more reasonable levels. So, you’re correct there, Keith, it’s that there have been some pressure upward on pricing for deals. Not a lot of deals are getting done at the moment by the way.

Keith Hughes  — Suntrust - Analyst

Just to, kind of, shift the focus. Within North America, is commercial around 80% of total business in that segment?

Bill McCartney  — Watts Water Technologies - CFO

Inside of just North America?

Keith Hughes  — Suntrust - Analyst

Yes.

Bill McCartney  — Watts Water Technologies - CFO

I don’t see that it is that difference, maybe it’s a little bit more skewed towards residential because we have a heavy retail business in the U.S.

Keith Hughes  — Suntrust - Analyst

Okay. Well, you had mentioned a 170 million, and I didn’t know if that was across all geographies or —

Bill McCartney  — Watts Water Technologies - CFO

Well, the 170; is that North?

Keith Hughes  — Suntrust - Analyst

Maybe I misunderstood what you said.

Bill McCartney  — Watts Water Technologies - CFO

Yes, the $171 million of revenue is North American wholesale revenue.

Keith Hughes  — Suntrust - Analyst

Okay.

Bill McCartney  — Watts Water Technologies - CFO

In that we feed both residential and commercial products.

Keith Hughes  — Suntrust - Analyst

Okay. All right. That was my fault. All right. Thank you.

Bill McCartney  — Watts Water Technologies - CFO

Okay.

Operator

Your next question comes from the line of Jeff Hammond with Keybanc Capital Markets. Please proceed.

Jeff Hammond  — Keybanc Capital Markets - Analyst

Hi, good afternoon, guys. Can you hear me?

Bill McCartney  — Watts Water Technologies - CFO

Yes, how are you doing, Jeff?

Jeff Hammond  — Keybanc Capital Markets - Analyst

Doing well. Hey, just kind of a bigger question on kind of managing the whole commodity inflation. I mean, if you go back to ‘06 you guys did a tremendous job of kind of matching up price with cost and it just seems fourth quarter and first quarter that’s materially changed. I just wanted to better understand from your perspective what (inaudible) somewhat more difficult or what’s really changed in that whole dynamic.

Pat O’Keefe  — Watts Water Technologies - CEO

Well, I think there is a couple of things that have changed. One is that in some cases you have both residential and commercial jobs that are not being — they’re actually not being performed because in a — for example they’re going back to re-bid the project. So, there is pressure coming from — when I — I thought that this project was going to cost me X millions of dollars, and now it costs me X millions of dollars plus 10%. There is some actual pushback from building owners, and building operators that is occurring as these copper prices continue to push the cost of renovating or the cost of building facilities, upward. I think that’s really one of the fundamental things that’s changed. Initially, when you saw raw materials move and things like that they were committed, had financing in place and other things. And now, I think you’re starting to see — they’re looking at their analysis a little bit more differently because copper continues to push the cost of building that facility or renovating that facility, up. Now, you are seeing some resistance from the owners.

Jeff Hammond  — Keybanc Capital Markets - Analyst

Okay. But that would not seem to be apparent in the volumes you’re seeing as you look at the organic growth even if you just cut out price. So, does that imply that there is more pushback on price ultimately, and you’re not getting this much price through?

Bill McCartney  — Watts Water Technologies - CFO

I think the answer to that is clearly that we haven’t gotten enough price through, otherwise we wouldn’t see the contraction in the margins. So, I think, overall, you’re correct, and that we’ve gotten some pushback. We have some competitive situations where competitors are still working our pricelist that are dated last summer and things of that nature. So, there is some pushback. It wasn’t there before.

Jeff Hammond  — Keybanc Capital Markets - Analyst

Okay. And then as you look at operating margins, I mean, the compression has been 80, 90 basis points for next — the last couple quarters. I think you mentioned as you get out the third quarter maybe that flattens out, but how should we look at the progression in 1Q, the 3Q in terms of margin compression?

Bill McCartney  — Watts Water Technologies - CFO

Well Jeff, I mean — we didn’t — we’re not prepared to give specific guidance on how many basis points et cetera. But what we’ve been saying all along I think is still accurate, and that Q1 and Q2 we feel the pressure. Pat mentioned earlier during the call that Q2 looks — probably looks similar to Q1. And then between — because we have the six month lag on copper hitting the P&L, hitting cost of goods sold, we see the lower copper coming in, in Q3, as well as, hopefully, some pricing because we’re going to be replacing that inventory with copper at spot. So, — and then in Q4 we probably feel a little bit of pressure relative to Q3. But, hopefully, by then the pricing will be more inline with what’s happening. That’s the trending. I mean, we don’t want to say how much, — how many basis points per quarter. Well, that’s getting a little far a field in terms of giving guidance, I think.

Jeff Hammond  — Keybanc Capital Markets - Analyst

No, no, I understand. I just wanted to understand directionally, which is helpful.

Bill McCartney  — Watts Water Technologies - CFO

Yes —

Jeff Hammond  — Keybanc Capital Markets - Analyst

Corporate expense. Can you just kind of explain the variance there year-on-year, and how should we think about corporate expense on a full year basis?

Bill McCartney  — Watts Water Technologies - CFO

I think if you look, we have some increase in some stock-based compensation in this year versus last year. And we booked a little bit of bad debt in there. So, I think you’ll — I would expect that corporate expenses would decline a little bit from where they are now on a run rate basis.

Jeff Hammond  — Keybanc Capital Markets - Analyst

But still up year-on-year.

Bill McCartney  — Watts Water Technologies - CFO

Yes, I would expect so, yes.

Jeff Hammond  — Keybanc Capital Markets - Analyst

Okay. Thanks guys.

Bill McCartney  — Watts Water Technologies - CFO

Okay. Thank you.

Operator

Your next question comes from the line of Mark Grzymski with RBC. Please proceed.

Mark Grzymski  — RBC - Analyst

Good afternoon.

Bill McCartney  — Watts Water Technologies - CFO

Hi, Mark.

Mark Grzymski  — RBC - Analyst

How are you doing? Just trying to look at growth assumptions going into Q2, obviously, you had good organic growth in Q1, and I realized that some of it pricing and some of it was units and factoring and everything. I’m just curious. If you could give us a little guidance on revenue growth, given that you don’t seem to be doing a good job? And, I mean, and also maybe a two-part question to that. You know, obviously, the retail market is weak, and some have said that there was a little spike coming out of Q1. I’m curious if you’re seeing that, and also, how long do you expect the weakness from your view?

Bill McCartney  — Watts Water Technologies - CFO

Well, when you talk about weakness, I look at the residential market, and I don’t really have any expectation that’s going to improve this year.

Mark Grzymski  — RBC - Analyst

Okay.

Bill McCartney  — Watts Water Technologies - CFO

Okay. So, I sort of thought what you thought in the first quarter you’re going to see for two or three more quarters. And I think that’s true on whether that’s going through — whether it’s going through the retail side or it’s going through the wholesale side. I think you have the same dynamics impacting both sides of the equation there.

Mark Grzymski  — RBC - Analyst

Okay. And so, any additional color you could give on growth assumption for us? Obviously, it’s somewhat challenging given the various markets that are performing well, and some performing poorly. I’m curious how we should look at it, given that you are trying to put price increase there.

Bill McCartney  — Watts Water Technologies - CFO

Well, it’s tough to forecast that number precisely Mark, but I mean I think that we would expect — again going back to Pat’s comments earlier Q2 is going to look like Q1, we believe. We still — I think the trends that are in place are there for the year whether it’s in Europe with the alternative energy or the residential and commercial construction market. So, I think it is going to be similar. I know I’m not giving you very precise answers.

Mark Grzymski  — RBC - Analyst

Didn’t think you would but I have got to try. Someone earlier had asked about acquisitions and I realized that it’s a little sticky right now, but would you be more inclined, given the softness in the residential market, to make an acquisition in that market assuming that you maybe getting it at a discount?

Pat O’Keefe  — Watts Water Technologies - CEO

Yes, especially what we would consider to be a good solid business. We’ve always been a little bit contrarian so that we are buying property that we think are good businesses in an off market and we’re not afraid to do that.

Mark Grzymski  — RBC - Analyst

Okay. And also just the last question. From a curious — the order patterns coming from — given inventory levels in the retail and wholesale markets what are seeing there — entering Q2.

Bill McCartney  — Watts Water Technologies - CFO

I don’t think anything is really changing from Q1.

Pat O’Keefe  — Watts Water Technologies - CEO

We haven’t seen any appreciable differences.

Mark Grzymski  — RBC - Analyst

Okay. Great thank guys.

Pat O’Keefe  — Watts Water Technologies - CEO

Okay.

Operator

Your next question comes from the line of Richard Paget with Morgan and Joseph. Please proceed.

Richard Paget  — Morgan and Joseph - Analyst

Good afternoon everyone.

Bill McCartney  — Watts Water Technologies - CFO

Hi Richard.

Richard Paget  — Morgan and Joseph - Analyst

I hate to kind of harp on this topic but maybe I’m not understanding what pushback means because if I look at the copper chart, and going back to beginning of October, copper continued to fall all the way until February. So, those price increases that you already had in what —shouldn’t you be benefiting from them. Unless by pushback you meant you actually gave some pricing back.

Pat O’Keefe  — Watts Water Technologies - CEO

No, when I say pushback I’m not saying that we gave pricing back. I’m saying that during that period when copper was falling to get additional price increases to stick was a much more difficult issue, okay. We anticipate with rising copper that has occurred like you just described it for the last several months that, that environment of getting pricing to stick would be much better. Particularly in a competitive environment, Richard, where you didn’t have compulsion on behalf of some of your competitors to shore up pricing or ask for price increases. In a period were the press was talking about declining copper and other alloys softening. What I’m saying is that for a while there when the market — when those copper prices were softening it was very difficult to ask for additional increases. Even though, higher copper they had purchased six months earlier was rolling through your P&L.

Richard Paget  — Morgan and Joseph - Analyst

Okay, I understand that but in the second quarter, if I go back five to six months, you should have cheaper copper rolling through the P&L.

Bill McCartney  — Watts Water Technologies - CFO

Well, Rich, we do the analysis here on terms of how it is trending and we did the analysis we showed that the copper from Q4 to Q1 is similar and Q2 is going to be similar to that. And Q3 is where we get the benefit. I don’t have a copper spot chart in front of me.

Richard Paget  — Morgan and Joseph - Analyst

Okay. I mean, I guess there must be that, some of the other materials that you are speaking about. Steel, maybe that is influencing it as well.

Bill McCartney  — Watts Water Technologies - CFO

It is all of those, I mean Rich, you have to look at zinc as a major driver here, brass is 40% zinc. Nickel has gone up by 600% versus this time last year. So, I mean we talk about copper a lot and that’s the one that gets the most press but there is a lot of other materials going on here.

Pat O’Keefe  — Watts Water Technologies - CEO

Right at the moment one of the [nuisance] products sort is all those stainless steel products. Okay, we have a considerable purchase of stainless steel items.

Richard Paget  — Morgan and Joseph - Analyst

Okay, thanks that’s it from me.

Pat O’Keefe  — Watts Water Technologies - CEO

Okay.

Operator

Your next question comes from the line of Ryan Connors with Boenning & Scattergood. Please proceed.

Bill McCartney  — Watts Water Technologies - CFO

Hi Ryan.

Ryan Connors  — Boenning & Scattergood - Analyst

Hi guys. Just had a question. I guess just more conceptually kind of stepping back and taking a look at the big picture on the raw material environment and profitability. And I mean I think last year there was kind of a perception out there that given the way your markets were structured and the way the competitive situation breaks down there, that you guys were kind of virtually immune to raw material spikes. And obviously, that’s turned out not to be the case. But my sense from what your — from your comments here is that, that ultimately that may still be true. But it just takes time to get the pricing. I mean, I guess I just whether it is 3Q, 4Q whatever it is I mean is that a fair statement kind of what you’re trying to get across?

Pat O’Keefe  — Watts Water Technologies - CEO

Yes, and it is somewhat depends on what happens from a competitive point of view as well. Because you get various periods where you are out of step with your competitors. You raise prices, they don’t and — but I think long-term the industry is made up of people who are impacted by the same economics and therefore have the same reasons for pushing through cost increases.

Ryan Connors  — Boenning & Scattergood - Analyst

Okay. So, I guess my question then is if raw materials and copper and zinc and so forth were to suddenly stabilize and stay right here through the end of time, I guess, you are saying then that the industry will ultimately revert to its historical mean in terms of gross margins. I guess my question is not casting quarters but is that a multi-year event? Is that a several quarter event? How long do you think it takes till everybody gets in line? Just in real rough terms.

Pat O’Keefe  — Watts Water Technologies - CEO

Do you see a stabilizing in raw material?

Ryan Connors  — Boenning & Scattergood - Analyst

No, if you do see a stabilizing in raw materials, how long does it take for the entire industry to get itself in order in terms of pricing and get back to its historical profitability level? I mean —

Pat O’Keefe  — Watts Water Technologies - CEO

I mean if you look across these university of companies that are buying these kinds of materials this quarter you will see a very common theme out there. Where people are getting impacted by margins because of copper and nickel and stainless steel you will see similar behavior relative to unit growth and sales growth in North America and International. So, a lot of — the question is difficult to answer because it depends how all these other companies behave and how quickly do they want to get their margins to the mean.

Ryan Connors  — Boenning & Scattergood - Analyst

Right.

Pat O’Keefe  — Watts Water Technologies - CEO

And if they follow our lead it will happen of sure.

Ryan Connors  — Boenning & Scattergood - Analyst

Right but thing and my question is there was a sense, I think, before the fourth quarter results came out, that a much higher percentage of your markets were made up of — were areas when competitors got into line pretty quickly. I think that now there is a perception it seems like there is a realization that at least a higher percentage of the portfolio is made up of product lines where maybe there is a little bit more cutthroat competition out there. I mean I guess I was just trying to understand kind of how long — do you think it will be an issue if copper — if raw materials were to stay where they are right now for the rest of time, how long it would take to kind of get back to 35% margins.

Bill McCartney  — Watts Water Technologies - CFO

The only thing you can go is go back to historical numbers, which it probably took anywhere from six to 12 months for everyone to lineup and recognize that they are all being impacted by the same factors.

Ryan Connors  — Boenning & Scattergood - Analyst

Right, okay, that’s helpful. Thanks guys.

Operator

Your next question comes from the line of Jim Foung with Gabelli and Company. Please proceed.

Jim Foung  — Gabelli and Company - Analyst

Hi guys.

Pat O’Keefe  — Watts Water Technologies - CEO

Hi Jimmy, how are you doing?

Jim Foung  — Gabelli and Company - Analyst

Okay. I know you talked about acquisitions update. But could you just time it on your pipeline because — I guess you referred to the elevator prices for acquisitions earlier and possibly residential. Do these — those two things kind of influence your pipeline, your appetite for acquisitions in the near term?

Pat O’Keefe  — Watts Water Technologies - CEO

The problem in the near-term Jimmy, is that you have some expectation that it was being created by some recent deals that got some hype, a lot of publicity, and were brought at attractive — high multiples and attractive pricing. So, I think what you have at the moment is you have fewer businesses coming to market. And when they come to market their expectations for where they are going to sell are high. Now, I’m not sure that at the end of the day if they’re going to be — if those deals are going to go through because many of these companies are smaller than the deals that are [typically] done by a financial sponsor. Though I anticipate you have a short-term issue here but it will get resolved over the — in fact over the next six months. It’s a typical thing when somebody comes in you get a high-profile deal, all of a sudden every business owner thinks that his business should sell at that type of multiple.

Jim Foung  — Gabelli and Company - Analyst

So, by that, that would kind of suggest that maybe acquisitions that your pipeline is more like six months on delays so are pushed back to the right a bit.

Pat O’Keefe  — Watts Water Technologies - CEO

Yes, I would say there is less deals out there today than there has been over the last 12 to 18 months.

Jim Foung  — Gabelli and Company - Analyst

Continued pricing that you want right. Okay. Thank you.

Pat O’Keefe  — Watts Water Technologies - CEO

Doesn’t mean that there won’t be one tomorrow.

Operator

Your next question comes from the line of Francesca McCann with Stanford Financials. Please proceed.

Francesca McCann  — Stanford Financials - Analyst

Hello, good afternoon.

Pat O’Keefe  — Watts Water Technologies - CEO

Hi, Francesca.

Francesca McCann  — Stanford Financials - Analyst

So, most of my questions have been answered. But just a couple of follow-up questions. With pricing increases who tends to lead, is it you or [Dorm] and some of the other competitors or does it just depend on the situation?

Pat O’Keefe  — Watts Water Technologies - CEO

Let’s say the majority of the time Watts is the market leader and accordingly — probably is the party who typically takes the first step.

Francesca McCann  — Stanford Financials - Analyst

Okay. And just a follow-up to the revenue non-guidance question. Were there any large European orders that made a difference in this quarter?

Pat O’Keefe  — Watts Water Technologies - CEO

You mean big impact orders that we — that I have identified as unusual?

Francesca McCann  — Stanford Financials - Analyst

Correct.

Pat O’Keefe  — Watts Water Technologies - CEO

Not that I am aware of.

Bill McCartney  — Watts Water Technologies - CFO

No, I don’t think so.

Francesca McCann  — Stanford Financials - Analyst

Okay. And then on the European side break down of retail versus wholesale.

Bill McCartney  — Watts Water Technologies - CFO

Let’s see, wholesale $56 million, OEM is $52 million and Do-It-Yourself is — retail is $7 million.

Francesca McCann  — Stanford Financials - Analyst

Okay. Great. And on the raw materials inventories, you said it is at five to six months is generally kind of what you have on hand. I think in another call it was about four to five months. But I guess is that across the board for all of your raw materials or is there some variation in that some you have more for — kind of a three to four months supply others maybe in the six months plus, or is it pretty standard?

Bill McCartney  — Watts Water Technologies - CFO

Well, I think that is pretty standard.

Francesca McCann  — Stanford Financials - Analyst

Okay.

Pat O’Keefe  — Watts Water Technologies - CEO

We are using a [thorough] weighted average to get to that number.

Francesca McCann  — Stanford Financials - Analyst

Okay, but there is not — but it’s not — there is not a wide skew?

Pat O’Keefe  — Watts Water Technologies - CEO

I don’t think so.

Francesca McCann  — Stanford Financials - Analyst

Okay.

Pat O’Keefe  — Watts Water Technologies - CEO

There is between where we’re for example buying ink and pouring our own (inaudible) compared to where we are buying semi-finished components and things of that nature. And to have for semi-finished components less investment in terms of basic alloys because you’re not as fully integrated backwards.

Francesca McCann  — Stanford Financials - Analyst

Okay, that makes sense. And then I think my last question. How much of the tax effect was related to the favorable Chinese mix?

Bill McCartney  — Watts Water Technologies - CFO

It would be in the tenth of a point, Francesca, it’s the bulk of it is —

Francesca McCann  — Stanford Financials - Analyst

Very small one.

Bill McCartney  — Watts Water Technologies - CFO

The European refund.

Francesca McCann  — Stanford Financials - Analyst

Okay. Excellent. Thank you.

Bill McCartney  — Watts Water Technologies - CFO

Okay. Thank you.

Operator

Your next question is a follow-up question from the line of Curt Woodworth with JP Morgan. Please proceed.

Curt Woodworth  — J.P. Morgan - Analyst

Yes hi. I am just trying to get a better sense for the gross margin progression of the Company over the past couple of years. It looks like the gross margins over the past two years are down roughly 300 basis points. And I always thought that with the commercial market growing quicker that you would have positive mix benefits because that is a much higher incremental margin business for you. So, is it really simply a function that the commodity delta has just trumped that or are there other moving parts going on either mix issues or maybe the acquisitions have been somewhat dilutive — I think the one was — any color you can provide on that would be really helpful?

Bill McCartney  — Watts Water Technologies - CFO

But I don’t see 300 basis points, Curt, but I do see is a decline of maybe 200 basis points or if you go back over the last several years.

Curt Woodworth  — J.P. Morgan - Analyst

On gross, okay.

Bill McCartney  — Watts Water Technologies - CFO

Yes on gross margin. But irrespective of this — it is sort of a good question I think you see a couple of things. One is, if you go back to the earlier part of the period in question you start to see a mix change where retail a couple of years ago was growing pretty rapidly. So, that had margins definitely below the average. You do see some impacts from acquisitions in that you have to do a lot of purchase price amortization against cost of goods sold. When you are amortizing customer lists and those types of things. And then what we are seeing really in the most recent part of the time period you’re talking about basically the last two quarters is the result of higher copper and stainless steel not being fully recouped through pricing. And I don’t think you see any major mix issues occurring now other than the retail one that I pointed out.

Curt Woodworth  — J.P. Morgan - Analyst

Okay, and given the decline in residential or commercial is — if you look at your North American business, is it — has the waiting changed they are now more like 60% commercial, 40 res — what is your kind of best view on that right now?

Bill McCartney  — Watts Water Technologies - CFO

Shifted, but probably not that dramatically. Probably it’s more like 55, 45.

Curt Woodworth  — J.P. Morgan - Analyst

Okay.

Bill McCartney  — Watts Water Technologies - CFO

Compared to a 50-50 a couple of years ago.

Curt Woodworth  — J.P. Morgan - Analyst

Right okay great thanks.

Operator

(Operator instructions) Your next question comes from the line of Michael Schneider with Robert W. Baird and Company. Please proceed.

Pat O’Keefe  — Watts Water Technologies - CEO

Welcome back, Michael.

Michael Schneider  — Robert W. Baird & Company - Analyst

Well, thank you. Actually, maybe we can change topics back to just reviewing some of the acquisitions that have been done. Can you do somewhat of an update on some of the larger deals we’ve done in the last 18 - 24 months. Dormont, ATS just what’s met expectations, what’s been behind just given the change in some of the markets since then. And then maybe also give us an update on what facility closures and restructuring have been done year-to-date, what’s been announced and yet to come?

Pat O’Keefe  — Watts Water Technologies - CEO

Okay, I will take the question on acquisitions and you can take the other side of this question, Bill.

Bill McCartney  — Watts Water Technologies - CFO

Okay.

Pat O’Keefe  — Watts Water Technologies - CEO

If you look at the larger acquisitions that we’ve done in the last 15 or so months it would be Dormont Manufacturing, which pretty much is performing at our expectations. It is a nice business. It’s performing pretty much on the forecast and on the financial model that we put together at the time we acquired the Company. If you take a look at the second largest acquisition that was probably Core Industries, which is made up of Febco which is a backflow prevention business. And Mueller which is an inline strainer business. And that business is performing well for us. If I were to look at it in total I’d think we aren’t complete with the integration of those facilities and those product lines. But I think it’s performing slightly above our expectations and above the financial model that we put together. If you look at the ATS, which is a business we brought in France last year, last spring. Again at this point in time, it’s essentially performing on plan, where we are going to — the integration plan at the moment, it’s not complete but it’s pretty much on — it is on schedule in terms of the implementation of the integration plan. It’s performing inline with our expectations. That help you Michael on the big ones?

Michael Schneider  — Robert W. Baird & Company - Analyst

It does and maybe you can — you talked about revenue, but what about earnings contribution? Are these businesses being squeezed as badly by materials right now, or any other change in the profitability expectations?

Bill McCartney  — Watts Water Technologies - CFO

Well, if you take Dormont for example Dormont is a large user of stainless steel. And in fact it’s struggling with the issue of passing through price increases on stainless steel. If you take Core Industries Febco the backflow prevention business is substantially impacted by the same raw materials that Watts would be from a backflow prevention point of view, which is bronze ingot and if the dynamics are identical, okay. So, I would say we are in need of pushing substantial raw materials cost increases through to the end user. And ATS — it’s got a wide variety of products and the pricing dynamics in Europe are difference. So, I would say — I’d say Dormont is impacted by raw materials more significantly, Core is quite significant and ATS to a lesser extent.

Bill McCartney  — Watts Water Technologies - CFO

Okay. And, Mike, on the question on the facility closures, the one the — the recent ones we’ve done in the last six months or so. We closed a facility this quarter, Q1 in the UK, smaller manufacturing plants are consolidated into another plant we had in the UK. We closed two plants in Italy during the latter half of 2006. And we consolidated them into one larger plant. And we also in Q1 closed the warehouse in California.

 Michael Schneider  — Robert W. Baird & Company - Analyst

Okay. And what’s on the docket for the next three to six months?

Bill McCartney  — Watts Water Technologies - CFO

Well, right now, we have — the one that’s in motion is in China. We’re looking at relocating our facility, a joint venture, into a smaller facility. That’s really been announced, and we’ve taken some restructuring charges. And we also have — actually, there is one other facility that we closed that is mentioning to me here, our facility in Houston, Texas which was a manufacturing and distribution center, we closed that in the latter half of ‘06 and consolidated that into another facility in California as well. So, in terms of a specific list I can’t tell you that we have a specific list. And I don’t think we can say something like that on a call like this. Since we haven’t worked with the employees of those plants.

Michael Schneider  — Robert W. Baird & Company - Analyst

Okay.

Bill McCartney  — Watts Water Technologies - CFO

But I mean it is just to remind everyone since we grow through acquisitions, and you have a lot of manufacturing, restructuring and moving product to China that — and other low-cost countries. That forces you to always be examining your manufacturing and your logistics footprint because we’ve grown so much over the last several years. It creates a lot of opportunity and need to rationalize your footprints. And it’s a process that’s ongoing. So, you will see more of that in the future.

Michael Schneider  — Robert W. Baird & Company - Analyst

And, Pat, I apologize since this comes at a left field but Hunter is the only acquisition you’ve done with no revenue and no earnings. And I know it goes back aways what’s the update there? Has that patent turned out the way you had hoped?

Pat O’Keefe  — Watts Water Technologies - CEO

Yes, Hunter Innovation was the name of the Company. We bought it approximately five years ago. And it has performed very nicely for us. We’ve developed the entire product line. We got it all approved by all the approval authorities. The technology is sound. It’s clearly a superior product. If there is a short-term issue with that product like, Michael, it is clearly a superior product from the point of view it’s made of stainless steel, and therefore it’s rust resistant. So, when you have applications for outside use in many cases it’s a preferred product. But short-term you have the impact of raw material cost escalating on stainless steel. But it’s been a very nice acquisition for us. It performs very well. It’s grown very well for us. I think quite honestly it was a product line, like you say, that had no revenue. But we developed the product line into a nice substantial business.

Michael Schneider  — Robert W. Baird & Company - Analyst

Great. Thank you.

Operator

Next question comes from the line of David Smith with LongBow Capital. Please proceed.

David Smith  — LongBow Capital - Analyst

Hi guys.

Bill McCartney  — Watts Water Technologies - CFO

Hi, David.

David Smith  — LongBow Capital - Analyst

Hi. Just kind of couple of quick follow-ups, and I hope I don’t kill you with this last question on copper pricing, and I even (inaudible) with it but —

Pat O’Keefe  — Watts Water Technologies - CEO

You can’t ask a question without having the word copper in it.

David Smith  — LongBow Capital - Analyst

All right, that brassy looking metal. If you look at the — I know that copper price is starting to rise quite a bit in the second quarter last year. But if you look at the second quarter of last year and compare it to where you are at now without any further price increases how much would pricing be up year-over-year? Any sense of that?

Bill McCartney  — Watts Water Technologies - CFO

It would be in the highs — well, it’ll be double digits. We’ve had a series of price increases. I would hazard a guess, let’s say 15%, but that’s a real kind of a guess, if you don’t mind —

David Smith  — LongBow Capital - Analyst

Okay. So that’s more like a base sort of running into the next quarter. And then you get more based on what you’re talking about now.

Bill McCartney  — Watts Water Technologies - CFO

Right.

David Smith  — LongBow Capital - Analyst

Okay. And then just the only other thing was how much of a EPS benefit did you get from that foreign exchange gain in Europe?

Bill McCartney  — Watts Water Technologies - CFO

Hold on one second. I think it was $0.02.

David Smith  — LongBow Capital - Analyst

Okay. Great, thanks.

Bill McCartney  — Watts Water Technologies - CFO

Okay.

Operator

There are no further questions at this time. I will now like to turn the call back over to Patrick O’Keefe.

Pat O’Keefe  — Watts Water Technologies - CEO

I just want to thank everybody for joining us today. We look forward to talking with you again in the near future. Thank you.

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Good day.